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                                                                    EXHIBIT 99.3

                                                                       Exhibit D
                                                                       ---------

                             STOCKHOLDERS AGREEMENT
                             ----------------------


     This STOCKHOLDERS AGREEMENT (the "Agreement") is made and entered into as of ________________, 2002 by and among (i) The Aristotle Corporation, a Delaware corporation (the "Company"), (ii) Geneve Corporation, a Delaware corporation ("Parent") and (iii) Nasco Holdings, Inc., a Wisconsin corporation and a subsidiary of Parent (together with Parent, the "Stockholders").

     WHEREAS, the Company and the Stockholders are parties to that certain Agreement and Plan of Merger by and among the Company, the Stockholders and Nasco International, Inc. ("Nasco") dated as of November 27, 2001 (the "Merger Agreement") pursuant to which Nasco will merge with and into the Company (the "Merger");

     WHEREAS, prior to the Merger, Parent was the owner of record and beneficially of approximately 50.99% of the issued and outstanding shares of common stock, par value $.01 per share, of the Company (the "Common Stock");

     WHEREAS, the Stockholders believe it to be in the best interest of the Company and all of the stockholders of the Company that at least three members of the Board of Directors, for a period of at least three years, be selected from the Company's current Board of Directors;

     WHEREAS, Section 7.01(h) of the Merger Agreement requires as a condition to the Merger that the Company and the Stockholders enter into a Stockholders Agreement substantially in the form hereof; and

     WHEREAS, the Company and each Stockholder desires to enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Stockholders and the Company hereby agree as follows:

                                   ARTICLE I

                               GENERAL PROVISIONS


     SECTION 1.01  Shares Subject to this Agreement.  The Stockholders expressly
                   ---------------------------------
agree that the terms, conditions and restrictions of this Agreement shall apply to all of the shares of Common Stock and all other equity securities of the Company now or hereafter issued and other securities convertible into or exchangeable for equity securities of the Company now or hereafter issued, which any of them now owns or hereafter acquires by any means, including without limitation by purchase, assignment, conversion of convertible securities or operation of law, or as a result of any stock dividend, stock split, reorganization, reclassification, whether

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voluntary or involuntary, or other similar transaction, and to any shares of capital stock of any successor in interest of the Company, whether by sale, merger or consolidation or other similar transaction, or by purchase, assignment, or operation of law.

     SECTION 1.02  Legend on Stock Certificates.  The Company will cause all
                   -----------------------------
certificates or other instruments representing shares of the Company's capital stock now issued and outstanding or hereafter issued and to which the provisions of this Agreement apply to be endorsed conspicuously on the face thereof with the following legend:

     "The shares represented by this certificate are subject to a certain Stockholders Agreement dated as of ____________, 2002 by and among The Aristotle Corporation and certain other signatories thereto, a copy of which Stockholders Agreement is available for inspection at the offices of The Aristotle Corporation."

                                   ARTICLE II

                               BOARD OF DIRECTORS

     SECTION 2.01  Board of Directors.  Each Stockholder shall take or cause to
                   -------------------
be taken such actions as may be required from time to time to cause to be nominated and to elect as directors the following three (3) representatives of the Company's Board of Directors prior to the Merger: John J. Crawford, ___________ and __________ (the "Previous Board Directors"). Without limiting the generality of the foregoing, at each annual meeting of the stockholders and at each special meeting of the stockholders called for the purpose of electing directors of the Company, and at any time at which the stockholders have the right to, or shall, elect directors of the Company, then, and in each event, the Stockholders shall vote all Shares owned by them (or shall consent in writing in lieu of a meeting of stockholders, as the case may be) to set the number of, and to elect persons as, directors of the Company in accordance with the preceding sentence.

     SECTION 2.02  Filling of Vacancies.  In the case of the death, incapacity
                   ---------------------
or resignation of a Previous Board Director, each Stockholder shall cause to be nominated and shall vote all Shares owned by it to elect another person selected by the Stockholders from those members of the Company's Board of Directors prior to the Merger (other than Edward Netter and Steven B. Lapin) who are willing to serve in such capacity.

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                                  ARTICLE III

                                      TERM

     SECTION 3.01  Duration of Agreement.  This Agreement shall remain in full
                   ----------------------
force and effect until the third anniversary of the date hereof.


                                   ARTICLE IV

                                 MISCELLANEOUS

     SECTION 4.01  Notices.  All notices, requests, consents and other
                   --------
communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) made by telecopy or facsimile transmission (receipt confirmed), (iii) sent by overnight or express courier, or (iv) sent by registered mail, return receipt requested, postage prepaid.

If to the Company:      The Aristotle Corporation
                        27 Elm Street
                        New Haven, CT  06510
                        Attention: John Crawford
                        Telephone: (203) 867-4090
                        Facsimile: (203) 562-1226

with a copy to:         Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                        One Financial Center
                        Boston, MA  02111
                        Attention: Stanford N. Goldman, Jr., Esq.
                        Telephone: (617)542-6000
                        Facsimile: (617) 542-2241

If to the Stockholders: Geneve Corporation
                        96 Cummings Point Road
                        Stamford, CT  06906
                        Attention: Steven B. Lapin
                        Telephone: (203) 358-8000
                        Facsimile: (203) 348-3103

with a copy to:         Kramer Levin Naftalis & Frankel LLP
                        919 Third Avenue
                        New York, NY  10022
                        Attention: Ezra G. Levin, Esq.
                        Telephone: (212) 715-9100
                        Facsimile: (212) 715-8000

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     All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight or express courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

     SECTION 4.02  Entire Agreement.  This Agreement embodies the entire
                   -----------------
agreement and understanding between the parties hereto with respect to the provisions hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof including, but not limited to, that certain Preferred Stock Purchase Agreement, dated as of October 23, 1997, as amended, between the Company and Parent.

     SECTION 4.03  Modifications and Amendments.  The terms and provisions of
                   -----------------------------
this Agreement may be modified or amended only by written agreement executed by all parties hereto.

     SECTION 4.04  Assignment.  Neither this Agreement, nor any right or
                   -----------
obligation hereunder, may be assigned or transferred by any party hereto without the prior written consent of the other parties.

     SECTION 4.05  Benefit.  All statements, representations, warranties,
                   --------
covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto.

     SECTION 4.06  Governing Law. This Agreement and the rights and obligations
                   --------------
of the parties hereunder shall be construed in accordance with and governed by the law of the State of Delaware, without giving effect to the conflict of law principles thereof.

     SECTION 4.07  Jurisdiction and Service of Process.  Any legal action or
                   ------------------------------------
proceeding with respect to this Agreement shall be brought in the courts of the State of Delaware or of the United States of America for the District of Delaware. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 4.01 hereof.

     SECTION 4.08  Interpretation.  The parties hereto acknowledge and agree
                   ---------------
that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.


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     SECTION 4.09  Enforcement.  Each of the parties hereto acknowledges and
                   ------------
agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other parties were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by any other party and to enforce specifically the terms and provisions hereof in any federal or state court to which the parties have agreed hereunder to submit to jurisdiction.

     SECTION 4.10  Expenses.  Each of the parties hereto shall pay its own fees
                   ---------
and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

     SECTION 4.11  Counterparts.  This Agreement may be executed in one or more
                   -------------
counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their names by their duly authorized officers or representatives effective as of the date first above written.


                             THE ARISTOTLE CORPORATION



                             By: __________________________________

                             Name: ________________________________

                             Title: _______________________________



                             GENEVE CORPORATION



                             By: __________________________________

                             Name: ________________________________

                             Title: _______________________________




                             NASCO HOLDINGS, INC.



                             By: __________________________________

                             Name: ________________________________

                             Title: _______________________________


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